                               AUDITOR'S CONSENT

We have issued our report dated February 15, 2002, accompanying the consolidated financial statements appearing in the Annual Report of SFBC International, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of the aforementioned report in this Registration Statement of SFBC International, Inc. and Subsidiaries on Form S-8.

                                                              Grant Thorton LLP

Miami, Florida
March 29, 2002